UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

DYNATRONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DYNATRONICS CORPORATION

1200 Trapp Road

Eagan, MN 55121

October 24, 2023

Dear Dynatronics Shareholders:

On behalf of Dynatronics Corporation, a Utah corporation, I cordially invite you to attend the Annual Meeting of Shareholders on Thursday, December 7, 2023 at 8:00 a.m. Central Time at our principal executive offices located at 1200 Trapp Road, Eagan, Minnesota 55121. In addition, prior to the Meeting, we encourage you to vote online by following the instructions provided on the Notice of Internet Availability of Proxy Materials described below.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expense, we are using the "Notice and Access" method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission. We believe that this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares, while also allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials for the Annual Meeting by postal mail. On or about October 24, 2023 we are mailing to our shareholders a one-page Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our Proxy Statement and vote electronically via the Internet or by telephone. The Notice will also contain instructions on how to receive a paper copy of your proxy materials.

We will be conducting the business outlined and described in detail in the Notice and the accompanying Proxy Statement. We have also made a copy of our Annual Report on Form 10-K for the year ended June 30, 2023 ("Annual Report") available with the Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please carefully review the accompanying Proxy Statement and then cast your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be represented and voted at the Meeting. Please refer to the Notice for instructions on submitting your vote. Our Board of Directors has unanimously approved the proposals set forth in the accompanying Proxy Statement and we recommend that you vote in favor of each such proposal.

Thank you for your support of Dynatronics. We look forward to your participation at the Annual Meeting.

Sincerely,

/s/ Brian Baker
Brian Baker
President and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

DYNATRONICS CORPORATION

Annual Meeting of Shareholders

December 7, 2023

8:00 a.m. Central Time

1200 Trapp Road

Eagan, Minnesota 55121

To the Shareholders of Dynatronics Corporation:

Notice of Meeting - We are pleased to invite you to attend the 2023 Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting") of Dynatronics Corporation, a Utah corporation (the "Company," "us," "we" or "our") on December 7, 2023, at 8:00 a.m. Central Time. The Annual Meeting will be held at our principal executive offices located at 1200 Trapp Road, Eagan, Minnesota 55121.

Items of Business - At the Annual Meeting, we will conduct the following business:

1. Elect the three director nominees named in the accompanying Proxy Statement to our board of directors (the "Board"), each to serve until our next annual meeting of shareholders and until her or his successor is duly elected and qualified, or until the director's earlier resignation, removal or death;

2. Ratify the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2024;

3. Approve a resolution authorizing the Board to effect a reverse stock split of our common stock at a ratio of not less than one-for-five and not more than one-for-ten at any time within one year from the date of shareholder approval, in the sole discretion of the Board, pursuant to an amendment to our Articles of Incorporation; and

4. Consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the attached Proxy Statement.

The Board recommends that you vote your shares "FOR" each of the director nominees included in Proposal 1 and "FOR" Proposals 2 and 3.

Notice and Access - We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the "Notice and Access" method regulations promulgated by the U.S. Securities and Exchange Commission (the "SEC"). We believe this method expedites our shareholders' receipt of proxy materials, conserves natural resources and significantly reduces the costs of the Annual Meeting. On or about October 24, 2023, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the "Notice") to each of our shareholders entitled to notice of and to vote at the Annual Meeting, which Notice contains instructions for accessing the attached Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended June 30, 2023 (the "Annual Report") via the Internet, as well as voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: www.proxyvote.com.

Record Date and Notice - You are entitled to receive notice of and to vote at the Meeting if you were a shareholder of record holding shares of any of our voting securities (our common stock, Series A 8% Convertible Preferred Stock, or Series B Convertible Preferred Stock) as of the close of business on October 10, 2023 (the date fixed as the record date for determining those shareholders eligible to receive notice of and entitled to vote at the Annual Meeting or any adjournment or postponement thereof) (the "Record Date"). For 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal executive offices located at 1200 Trapp Road, Eagan, Minnesota 55121. This list will also be available for examination by shareholders of record during the Meeting.

You are entitled to attend the Annual Meeting only if you were a shareholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a shareholder of record, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, to attend the Annual Meeting. Further information about how to attend the Annual Meeting and vote your shares is included in the accompanying Proxy Statement. For instructions on how to vote your shares, please refer to the instructions on the Notice you received by postal mail, the section titled "Voting" beginning on page 1 of the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Voting - Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares in advance of the Meeting, as promptly as possible, online via the Internet, by telephone or by postal mail so that your shares may be represented and voted at the Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. Telephone and Internet voting are available. You may also vote by mail by requesting a paper copy of our proxy materials. For specific instructions on voting, please refer to the instructions in the Notice. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Adjournments and Postponements - Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

By Order of the Board of Directors,

/s/ Brian Baker

Brian Baker

President and Chief Executive Officer

DYNATRONICS CORPORATION

1200 Trapp Road

Eagan, Minnesota 55121

Telephone (801) 568-7000

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

December 7, 2023

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Dynatronics Corporation, a Utah corporation (sometimes referred to as the "Company," "we," "us," or "our"), for use at our 2023 Annual Meeting of Shareholders (the "Annual Meeting" or the "Meeting") at 8:00 a.m. Central Time on December 7, 2023. The Annual Meeting will be held at our corporate headquarters, located at 1200 Trapp Road, Eagan, Minnesota 55121.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

We have elected to provide access to the proxy materials for the Annual Meeting primarily over the Internet in accordance with the U.S. Securities and Exchange Commission's ("SEC") "Notice and Access" rules. On or about October 24, 2023, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the "Notice") to each of our shareholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing this Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended June 30, 2023 ("Annual Report") and Annual Meeting voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials by postal mail. This Proxy Statement and the Annual Report are available on the Internet at: www.proxyvote.com.

References in this Proxy Statement to fiscal years refer to our fiscal year ended June 30 of the referenced year. For example, "fiscal 2022" refers to the fiscal year ended June 30, 2022, "fiscal 2023" refers to the fiscal year ended June 30, 2023, and "fiscal 2024" refers to the fiscal year ending June 30, 2024.

Record Date and Shares Outstanding. The specific proposals to be considered and acted upon at the Annual Meeting are each described in this Proxy Statement. Only holders of our voting securities (common stock, Series A 8% Convertible Preferred Stock ("Series A Preferred"), or Series B Convertible Preferred Stock ("Series B Preferred")) as of the close of business on October 10, 2023 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 4,530,837 shares of common stock outstanding and entitled to vote at the Annual Meeting (including shares of Series A Preferred and Series B Preferred on an as-converted basis), held by 382 holders of record. The Series A Preferred and Series B Preferred are sometimes referred to in this Proxy Statement collectively as the "Voting Convertible Preferred Stock."

Quorum. In order for any business to be conducted at the Annual Meeting, the holders of a majority of the issued and outstanding shares of the applicable voting group entitled to vote (including, as applicable, the Voting Convertible Preferred Stock on an as-converted basis, as indicated above) as of the Record Date must be present, in person or by proxy, at the Annual Meeting. This is a "quorum." If a quorum is not present at the scheduled time of the Annual Meeting, the shareholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

  Shareholder List. A list of registered shareholders as of the close of business on the Record Date will be open for examination by any shareholder for a period of 10 days prior to the Annual Meeting for a purpose pertaining to the Annual Meeting at our corporate headquarters at 1200 Trapp Road, Eagan, Minnesota 55121.

Attendance at Annual Meeting. The Annual Meeting will be held at our corporate headquarters at 1200 Trapp Road, Eagan, Minnesota 55121, at 8:00 a.m., Central Time on December 7, 2023.

Voting. Shareholders may vote using one of the following four methods:

  over the Internet - if you are a shareholder as of the Record Date, you may vote over the Internet by following the instructions provided in the Notice. which you are encouraged to do if you have access to the Internet;

  by telephone - if you are a shareholder as of the Record Date, you may vote by telephone by following the instructions in the Notice;

  by mail - if you requested printed copies of proxy materials and are a shareholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials; or

  during the Annual Meeting - by attending the Annual Meeting and voting in person.

If you hold shares in street name, the organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. The shareholder of record will provide you with instructions on how to ensure your shares are voted according to your directions. Internet and telephone voting will be offered to shareholders owning shares through most brokerage firms and banks. Additionally, if you would like to vote in person at the Annual Meeting, contact the brokerage firm, bank or other nominee who holds your shares to obtain a proxy from them and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy from your brokerage firm, bank or other nominee.

You may vote at the Annual Meeting if you owned shares of any of our common stock or Voting Convertible Preferred Stock as of the close of business on the Record Date. These shares vote as follows:

Common Stock. Holders of record of shares of common stock are entitled to one vote for each share of common stock owned by them as of the Record Date.

Voting Convertible Preferred Stock. Holders of record of shares of Voting Convertible Preferred Stock vote those shares on an as-converted to common stock basis, one vote for each share of common stock issuable upon an assumed conversion of the Voting Convertible Preferred Stock; provided, however, that the voting rights of some holders of the Voting Convertible Preferred Stock are subject to limitations pursuant to a rule of The NASDAQ Stock Market ("NASDAQ") referred to as a "Voting Cutback." The Voting Cutback limits the number of "as-if-converted common shares" that may be voted by such shareholder to the number of shares of common stock issuable upon conversion of the Voting Convertible Preferred Stock held by such holder that equals the quotient of (x) the aggregate purchase price paid by such holder of the Voting Convertible Preferred Stock for the shares of Voting Convertible Preferred Stock, divided by (y) the greater of (i) $2.50 and (ii) the market price of the common stock on the trading day immediately prior to the date of issuance of the holder's Voting Convertible Preferred Stock (in each case subject to proportionate adjustments to reflect applicable stock splits, stock dividends, combinations or other proportionate recapitalizations).

As of the Record Date, the total number of shares of common stock issued and outstanding (including as-converted Voting Convertible Preferred Stock) entitled to vote at the Annual Meeting is 5,103,556 shares (after taking into consideration the applicable Voting Cutback). This number includes 4,530,837 shares of common stock, 398,400 shares of Series A Preferred (325,627 shares "as-converted" voting power after the applicable Voting Cutback), and 271,800 shares of Series B Preferred (247,092 shares "as-converted" voting power after the applicable Voting Cutback).

Cumulative voting is not permitted, and shareholders are not entitled to appraisal or dissenters' rights with respect to any matter to be voted on at the Annual Meeting.

  Proposals and Required Vote for Approval. You will be voting on each of the following:

  Proposal No. 1: Election of Directors. The election of three nominees to serve as directors on our Board for a one-year term of office, or until her or his successor is duly elected and qualified;

  Proposal No. 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm; and

  Proposal No. 3: Approval of a resolution authorizing our Board to effect a reverse stock split of our common stock at a ratio of not less than one-for-five and not more than one-for-ten at any time within one year from the date of shareholder approval, in the sole discretion of the Board, pursuant to an amendment to our Articles of Incorporation.

The required vote for each of these proposals is as follows:

Proposal No. 1: Election of Directors. The three director nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board until our 2024 annual meeting or shareholders, or until her or his successor is duly elected and qualified. The election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted "FOR" the election of the nominees.

Proposal No. 2: Ratification of Appointment of our Independent Registered Public Accounting Firm. The affirmative "FOR" vote of a majority of the shares cast on this proposal at the Annual Meeting is required for the ratification of the selection of Tanner LLC ("Tanner") as our independent registered public accounting firm for our current fiscal year.

Proposal No. 3: Approval of Resolution Authorizing the Board to Effect Reverse Stock Split. The affirmative "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting by the holders of our Common Stock, voting separately as a voting group, and by a majority of the votes cast on this proposal at the Annual Meeting and  by the holders of our Common Stock and Voting Convertible Preferred Stock, voting together as a single voting group, is required for the approval of a resolution authorizing the Board to effect a reverse stock split of the our common stock at a ratio of not less than one-for-five and not more than one-for-ten at any time within one year from the date of shareholder approval, in the sole discretion of the Board, pursuant to amendment to our Articles of Incorporation.

As of the date of this Proxy Statement, the Board knows of no other matters to be brought before the Annual Meeting.

Broker Non-Votes. Brokers are prohibited in connection with non-routine proposals from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). In these circumstances, those shares will be counted for the purpose of determining if a quorum is present, but such shares will not be included in the vote totals and, therefore, will have no effect on any such non-routine proposals. Under the rules that govern brokers, brokers do not have discretionary authority to vote on the election of directors; however, brokers do have discretionary authority to vote on the ratification of our independent registered public accounting firm and the approval of the reverse stock split, and may choose to do so.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote.

As noted above, the three director nominees identified under Proposal No. 1 who receive the most votes at the Annual Meeting will be elected to serve on our Board until our 2024 annual meeting of shareholders, or until their respective successors are duly elected and qualified, thus broker non-votes will have no effect on the outcome of Proposal No. 1.

Under Utah law and our Amended and Restated Bylaws, each other matter will be determined by the vote of vote of a majority of the shares cast at the Annual Meeting. For these matters, any broker non-votes with respect to matters as to which brokers do not have discretionary authority, will not be counted as votes in favor of such proposals, and will also not be counted as shares voting on such matters.

Proxies and Revocation of Proxies. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted by us "FOR" each of the nominees for director, "FOR" ratification of the appointment of Tanner as our independent registered public accounting firm, and "FOR" approval of the resolution authorizing the Board to effect the reverse stock split, according to the recommendation of the Board as indicated in the Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

How can I change or revoke my vote?

You may revoke a proxy given by you at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  You may submit another properly completed proxy card with a later date.

  You may grant a subsequent proxy by telephone or through the Internet.

  You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1200 Trapp Road, Eagan, Minnesota 55121.

  You may attend the Annual Meeting and vote during the Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What if my shares are registered in more than one person's name?

If you own shares that are registered in the name of more than one person, each person registered as a shareholder must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

If you receive more than one Notice, that is an indication that you have multiple accounts with brokers or with our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent, as applicable, to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Colonial Stock Transfer Company, Inc., by telephone at (801) 355-5740.

Solicitation. We will pay for the entire cost of soliciting proxies, including any costs associated with printing and mailing proxy materials for those shareholders who request to receive printed versions of them. In addition, directors, officers and employees of Dynatronics and its subsidiaries may solicit proxies by mail, personal interview, telephone, email or facsimile transmission without additional compensation. We may also solicit proxies through press releases and postings on our website at www.dynatronics.com. Arrangements will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of our voting stock not beneficially owned by them, for forwarding these proxy materials to, and obtaining proxies from, the beneficial owners of such stock entitled to vote at the Annual Meeting. We will reimburse these persons for their reasonable expenses incurred in performing these services. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone, email and postal mail.

Voting Results. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Questions. You can contact our President and Chief Executive Officer, Brian Baker, by telephone, at (801) 727-1780 or by writing to Dynatronics Corporation, 1200 Trapp Road, Eagan, Minnesota 55121, Attn: President and Chief Executive Officer, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Under our Bylaws, as amended and restated, our Board may consist of up to seven directors. Up to four of the directors (the "Common Directors") may be elected annually by the holders of our common stock voting as a group, including holders of the Voting Convertible Preferred Stock voting on an as-converted basis. The remaining three directors are referred to as the "Preferred Directors" and are elected and hold office at the pleasure of the holders of the Series A Preferred.

The Board currently consists of three Common Directors - Scott Klosterman, Brian Baker, and Dr. Scott Ward, and three Preferred Directors - Erin S. Enright, who is also the Chairman of the Board, David B. Holtz, and Brian M. Larkin.

The nominees identified below have been selected and recommended by the Nominating and Governance Committee of the Board to serve as Common Directors for one-year terms until the 2024 annual meeting of shareholders and until their respective successors are elected or appointed, or until such director's earlier resignation, termination or death.

Vote required

Directors are elected by a plurality of the votes cast in person or by proxy, assuming a quorum is present. This means that the three director nominees receiving the highest number of "FOR" votes at the Annual Meeting (even if they receive less than a majority) will be elected to the Board. Since the nominees are running unopposed, a nominee only needs one vote to be elected if there is a quorum present at the Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, "FOR" the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee that we may propose. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the election of directors.

Nominees for Director

Three directors are standing for election. Each nominee named below has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve. Our policy is to encourage directors and nominees for director to attend the Annual Meeting.

The Board has determined that two of the nominees to be considered for election at the Annual Meeting, Mr. Klosterman and Dr. Ward, qualify as "independent" as defined by the rules and regulations of NASDAQ. The other nominee is our current President and Chief Executive Officer, Brian Baker. Because of applicable NASDAQ Rules, Mr. Baker is not considered independent.

Business Experience and Qualifications of Nominees

Brian Baker Director, President and Chief Executive Officer Age 57 Director Since 2023

Brian Baker is Chief Executive Officer and Principal Executive Officer at Dynatronics, appointed on October 3, 2023. Mr. Baker rejoined Dynatronics as our Chief Operating Officer in January 2022, following his temporary resignation from Chief Executive Officer in July 2020 due to health concerns. Prior to joining Dynatronics, he was Vice President of Global Operations of SeaSpine Holdings Corporation from July 2015 to January 2018, and held several senior leadership roles within Integra LifeSciences Corporation from May 2007 to November 2013. Prior to joining Integra LifeSciences, he was President and CEO of Physician Industries.

Mr. Baker brings a wealth of experience, having held multiple leadership positions in the medical device industry. He has the ability to navigate complex challenges and execute strategic plans by building and inspiring high performing teams. Mr. Baker continues to leverage his strong customer and vendor relationships to shape Dynatronics' future.

Scott A. Klosterman Director Age 65 Director since 2016 Independent Director	Mr. Klosterman is Chief of Staff at HNI Healthcare, a technology-enabled physician management company, since April 2020 where he previously served as Chief Financial Officer (2018-2020) and Executive Vice President of Financial Operations (2016-2017). From 2010 to 2015, he was Vice President and General Manager, Post-Operative Products and Services at Hanger, Inc., a leading provider of prosthetic, orthotic, and therapeutic solutions. From 2009 to 2010, he was an executive consultant, providing consulting services to healthcare businesses, advising on product development and new product launches. He was Division President of Chattanooga Group from 2003 to 2008, where he previously served as Chief Operating Officer (1997-2003) and Chief Financial Officer, Secretary, and Treasurer (1994-1997). He was a licensed certified public accountant in Pennsylvania from 1982 until 1994 and has an M.B.A. degree from Baylor University and a B.S. degree in Accounting (with highest honors) from the University of Delaware. We selected Mr. Klosterman to serve on our Board based on his extensive experience in the medical industry and as a finance executive.

R. Scott Ward, Ph.D. Director Age 67 Director since 2013 Independent Director	Dr. Ward serves as professor in the Department of Physical Therapy at the University of Utah. He is the past president of the American Physical Therapy Association, a position he held from 2006 to 2012. In addition, Dr. Ward served as chair of the rehabilitation committee of the American Burn Association. He has published extensive research studies related to wound care and burn rehabilitation. Dr. Ward received a B.A. degree in Physical Therapy and a Ph.D. degree in Physiology from the University of Utah. We selected Dr. Ward to serve as a member of our Board based on his prominence in his field, and his extensive experience and expertise in physical therapy.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE THREE NOMINEES NAMED ABOVE.

INFORMATION REGARDING THE BOARD

General Information

Members of the Board elected at the Annual Meeting serve until our next annual meeting of shareholders and until their successors are elected and qualified, or their earlier resignation or removal. Three members of the Board are Preferred Directors appointed under the provisions of the Certificate of Designations, Preferences and Rights of the Series A Preferred (the "Series A Certificate of Designations") as discussed in the following section of this Proxy Statement.

Preferred Directors

Under our Bylaws as amended and restated, the Board can include up to seven members. The Series A Certificate of Designations grants to the holders of the Series A Preferred certain rights, referred to as "Director Rights," to appoint up to three members of the Board - the Preferred Directors - for as long as the original Series A Preferred investors own or would directly or indirectly beneficially own at least 28.6% of our common stock (the "Threshold Ownership Percentage"). This period of ownership is known as the "Director Rights Period". Excluded from the calculation of the Threshold Ownership Percentage are any shares of common stock issuable upon the exercise of the warrants held by these investors. In compliance with NASDAQ Rule 5640, the number of Preferred Directors will be reduced pro rata with any reduction in ownership by the preferred investors below the Threshold Ownership Percentage, so that the number of Preferred Directors is approximately proportionate to the preferred investors' direct or indirect ownership of our common stock. By agreement among the Series A Preferred shareholders and Dynatronics, the Director Rights may be exercised at the discretion of certain affiliates of Prettybrook Partners, LLC, a private investment firm (with its affiliates, collectively referred to as "Prettybrook") for as long as Prettybrook owns at least 50% of the outstanding Series A Preferred.

Common stock has no voting, nomination, election or other rights with respect to the Preferred Directors. Each Preferred Director serves as a member of the Board during the Director Rights Period or until his or her successor is appointed by the holders of the Series A Preferred (or Prettybrook, exercising such rights, as discussed above) during the Director Rights Period.

The current Preferred Directors are Erin S. Enright, who is also the Chairman of the Board, David B. Holtz, and Brian M. Larkin. Their business experience and other qualifications are as follows:

Erin S. Enright. Ms. Enright, 62, currently serves as a Managing Member of Prettybrook Partners LLC, a family office dedicated to investing in healthcare companies. Prettybrook has approximately 20 active investments in a variety of companies, typically as a co-investor with institutional private equity. In addition to her service as Chairman, Ms. Enright is Chairman of the Nominating and Governance Committee and a member of the Audit Committee and Compensation Committee of the Board. She is a member of the Board of Directors and Chair of the Nominating/Governance and Compensation Committee of Medical Facilities Corporation (TSX: DR), and a member of the Board of Directors and Chair of the Audit Committee of Keystone Dental, Inc., a private company controlled by the private equity firm Accelmed. Previously, she was on the Board of Directors and Chair of the Audit Committee of Amarin Corporation, plc (NASDAQ: AMRN) from 2022-23, on the Board of Directors and Chair of the Audit Committee of Brooklyn ImmunoTherapeutics, Inc. (NASDAQ: BTX) during 2022, and on the Board of Directors and Audit Committee of Biolase, Inc. (NASDAQ: BIOL) during 2013. She was a also member of the Board of Directors of Tigerlabs, a Princeton-based business accelerator, from 2012 to 2018, and from 2010 to 2015 served on the Board of Directors of Ceelite Technologies, LLC. She was the President of Lee Medical, a medical device manufacturer based in Plainsboro, New Jersey, from 2004-2013. She was Chief Financial Officer of InfuSystem, Inc. (NASDAQ: INFU) from 2005 to 2007. From 1993 to 2003, Ms. Enright was with Citigroup, where she was a Managing Director in its Equity Capital Markets group. While at Citigroup, Ms. Enright was Chairperson of the firm's Institutional Investors Committee, responsible for screening and approving the firm's participation in equity underwritings and a member of the Citigroup Global Equity Commitment Committee, responsible for reviewing and approving the firm's underwritings. From 1989 until 1993, Ms. Enright was an attorney with Wachtell, Lipton, Rosen & Katz in the firm's New York office. Ms. Enright received her A.B. degree from the School of Public and International Affairs at Princeton University and J.D. degree from the University of Chicago Law School. We believe that Ms. Enright's extensive experience in various capacities within our industry and her legal background qualify her to serve as a member of our Board.

David B. Holtz. Mr. Holtz, 57, has been a principal of Provco Group Ltd. ("Provco") since 2012. Provco became a preferred shareholder of Dynatronics in 2015. He serves as part of Provco's executive management group responsible for managing investment portfolios and the accounting function. From 2011 to 2012, Mr. Holtz was executive manager of Grey Street Holdings, a property investment holding company. From 2008 to 2010, he served as Chief Financial Officer and then Interim President of Nucryst Pharmaceuticals Corp. From 1993 to 2006, Mr. Holtz worked at Integra LifeSciences in various capacities including Vice President, Finance and Treasurer, and Senior Vice President, Finance and Treasurer. Before joining Integra, Mr. Holtz was an associate with Coopers & Lybrand, L.L.P. in Philadelphia and Cono Leasing Corporation, a private leasing company. He received a B.S. degree in Business Administration from Susquehanna University and was a certified public accountant in Pennsylvania until 1998. We believe Mr. Holtz's extensive financial experience and background qualify him to serve as a member of our Board.

Brian M. Larkin. Mr. Larkin, 54, is President and CEO of Comar, Inc., a privately held manufacturer of devices and rigid packaging used in the medical, pharmaceutical and consumer industries, where he has held the position since April of 2022.  From February of 2018 to March of 2022, he served as President and CEO of privately held SP Industries, Inc.  From May 2017 to February 2018, he served as the Vice President and General Manager of the Diabetes Care business at Becton Dickinson. From May 2015 to May 2017, he served as Senior Vice President and General Manager for LifeCell, Inc., a Division of Acelity L.P., Inc. Prior to joining Acelity, Mr. Larkin was Corporate Vice President of Integra Lifesciences Holdings Corporation, which he joined in January of 2000 and where he served most recently as President of the Global Spine and Orthobiologics business and Head of Strategic Development. Mr. Larkin received a B.S. degree in Chemistry from the University of Richmond and completed the Advanced Management Program at Harvard Business School. We believe that Mr. Larkin's extensive and varied business background and executive experience qualify him to serve as a member of our Board.

In addition to the Director Rights, the holders of the Series A Preferred have the right to appoint one observer (who is not a Preferred Director) who may attend any meetings of the Board and participate in discussions among the Board members, but who does not have any voting rights on any matters. So long as Prettybrook owns at least 50% of the outstanding Series A Preferred, Prettybrook has the right to choose this observer. Prettybrook has appointed Stuart M. Essig as the observer to the Board. Mr. Essig is a significant shareholder of Dynatronics and is the husband of Ms. Enright, Chairman of our Board. Mr. Essig and Ms. Enright are managers of Prettybrook.

Family Relationships

There are no family relationships among the members of the Board and our executive officers.

Director Attendance at the Annual Meeting

We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our shareholders may desire to share with the Board and with us. As a result, directors are encouraged to attend the Annual Meeting if their schedules permit. All our directors attended the 2022 annual meeting of shareholders, either in person or via video conference. We reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing our management. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors' continued performance by paying compensation commensurate with our directors' workload. Our non-employee directors are compensated based upon their respective levels of board participation and responsibilities, including service on Board committees. Our employee directors receive no separate or additional compensation for their service as directors.

Our director compensation is reviewed by the Compensation Committee, which makes recommendations to the Board on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation. Our Board is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. Our non-employee directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and committee meetings.

In fiscal year 2023, we authorized payment to our non-employee directors of an annual equity retainer of 10,000 shares of common stock (adjusted to 2,000 shares after giving effect to our February 2023 reverse stock split) under our 2020 Equity Incentive Plan (the “2020 Plan”) (1,000 to be awarded on January 1 and 1,000 on July 1 of each fiscal year based on service), plus $15,000 cash ($7,500 on July 1 and $7,500 on January 1). Committee chairs were authorized to receive an additional $10,000 cash ($5,000 on July 1 and $5,000 on January 1). All retainer payments were pro-rated for the portion of the year served if a director’s service began after the start of the fiscal year. The following table summarizes the total compensation paid to the non-employee and independent directors during the fiscal year ended June 30, 2023.

Director Compensation Table - Fiscal 2023

Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Stock Awards ($) (c) (1)	All other Compensation ($) (g)	Total ($) (h)
Erin S. Enright	$25,000	$5,011	$-	$30,011
David B. Holtz	$25,000	$5,011	$-	$30,011
Scott A. Klosterman	$25,000	$5,011	$-	$30,011
Brian M. Larkin	$15,000	$5,011	$-	$20,011
R. Scott Ward, Ph.D.	$15,000	$5,011	$-	$20,011

_________________

(1) Columns (d) through (f) are omitted from this table as no items of compensation referenced in those columns were paid to the directors during the period covered by the table.

The table below provides information regarding the equity awards we granted to our non-employee directors during our fiscal year ended June 30, 2023.

	July 1, 2022	January 1, 2023	Total
Ms. Enright	$3,051	$1,960	$5,011
Mr. Holtz	$3,051	$1,960	$5,011
Mr. Larkin	$3,051	$1,960	$5,011
Mr. Klosterman	$3,051	$1,960	$5,011
Dr. Ward	$3,051	$1,960	$5,011
Grant date stock price	$3.051	$1.960
Aggregate share value	$15,255	$9,800	$25,055

CORPORATE GOVERNANCE

Independence of the Board

The Board has determined that a majority of the members of the Board should consist of "independent directors," determined in accordance with the applicable NASDAQ Rules as in effect from time to time. Members of the Board who are also our employees are not considered to be independent for this purpose. Our Board determines the independence of our directors by applying the rules, regulations and listing standards of NASDAQ and the rules and regulations of the SEC. The NASDAQ Rules provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify certain relationships that preclude a determination of director independence, including certain business, professional and personal relationships. Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three fiscal years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $200,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company's consolidated gross revenues.

Our Board annually reviews the independence of our directors according to these standards, taking into account all relevant facts and circumstances. In its most recent review of information collected from our directors, the Board determined that the non-employee members of our Board are "independent directors" under the NASDAQ standards and the SEC's rules. The Board has determined that Ms. Enright, Mr. Klosterman, Mr. Holtz, Mr. Larkin and Dr. Ward are independent and that these independent directors have no relationship with us that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

None of our directors is a party to any agreement or arrangement that would require disclosure pursuant to NASDAQ Rule 5250(b)(3).

The Board has also determined that all members of the Compensation Committee are independent and meet the additional independence criteria required under NASDAQ Rule 5605(a)(2), and that each member of the Audit Committee: (i) is independent, (ii) meets the financial literacy requirements of the NASDAQ Rules, and (iii) meets the enhanced independence standards under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). In connection with its determination regarding the independence of our directors, the Board found that none of the nominees for director had a material or other disqualifying relationship with us.

Board Leadership Structure

In February 2018, our Board determined to separate the role of Chairman of the Board from the role of Chief Executive Officer, and appointed Erin Enright as Chairman. The Board believes that separating these roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board's oversight role, while facilitating strong day-to-day leadership.

In making the decision to separate the roles of Chief Executive Officer and Chairman of the Board, the Board cited the demands of and differences between each role. The Chief Executive Officer is responsible for setting our strategic direction, with guidance from the Board. The Chairman of the Board is responsible for leadership and for the over-all performance of Dynatronics pursuant to the policies of the Board, while providing guidance to the Chief Executive Officer, and setting the agenda for Board meetings, and presiding over meetings of the Board.

Ms. Enright brings considerable skills and experience to the role of Chairman. In this capacity, she has significant responsibilities, including those described above, as well as calling and presiding over Board meetings, including meetings of the independent directors, setting meeting agendas and determining materials to be distributed to the Board. As Chairman, she has substantial ability to shape the work of the Board. We believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increases management accountability and improves the ability of the Board to monitor whether management's actions are in our best interests and those of our shareholders. As a result, we believe that having an independent chairman and a separate chief executive can enhance the effectiveness of the Board as a whole. The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Chairman, provide balance on the Board and promote strong, independent oversight of our management and affairs.

Role of the Board in Risk Oversight

The Board has an active role, both as a whole and at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee's charter mandates that the committee review and discuss with management and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed regularly through committee reports about such risks.

Communications with the Board

The Board desires that the Board and its committees and individual directors hear the views of shareholders and that appropriate responses are provided to shareholders on a timely basis. Shareholders wishing to formally communicate with the Board, the independent directors as a group or any individual director may send communications directly to Dynatronics Corporation, Board of Directors, Attn: Legal Department, 1200 Trapp Road, Eagan, Minnesota 55121. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director to whom the communication was addressed.

Please note that the foregoing communication procedure does not apply to: (1) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals; (2) service of process or any other notice in a legal proceeding; (3) advertisements, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board; (4) items solely related to complaints with respect to ordinary course of business, customer service and satisfaction issues; or (5) material clearly unrelated to our business, industry, management, Board, or related committee matters.

Meetings of the Board

Our Board met 7 times during fiscal year 2023. Our Audit Committee met 4 times. Our Compensation Committee met 4 times. Our Nominating and Governance Committee met 1 time. Each director serving during our fiscal year ended June 30, 2023 attended at least 75% of the aggregate of the total number of the meetings of the Board and the total number of meetings held by all committees of the Board upon which such director served that were held during the fiscal year.

Executive Sessions

The Board holds regular executive sessions of the non-employee directors without the presence of management, as required under applicable NASDAQ Rules. In fiscal 2023, 7 executive sessions were convened at which only independent directors were present.

Information Regarding Committees of the Board

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee and adopted a written charter for each committee, copies of which are available to shareholders on the Investors section of our website at https://investors.dynatronics.com/governance-documents.

The following table provides membership information for fiscal year 2023 for each of these committees of the Board:

Name	Audit	Compensation	Nominating and Governance
Erin S. Enright	X	X	*
David B. Holtz	*		X
Scott A. Klosterman	X	*	X
Brian M. Larkin		X	X
R. Scott Ward, Ph.D.		X

*Committee Chair

Below is a description of the Board committees. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee was established in accordance with requirements of Section 3(a)(58)(A) of the Exchange Act, and is comprised of the following independent directors: David B. Holtz (Chair), Erin S. Enright, and Scott A. Klosterman. The NASDAQ Rules regarding corporate governance require that at least one member of the Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background which results in the individual's "financial sophistication." This financial sophistication may derive from the person being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our Board believes that all three members of its Audit Committee meet the NASDAQ requirements for financial sophistication. Our Board further believes that each of the committee members is an independent director as defined in the NASDAQ Rules. The Board has also determined that the members of the Audit Committee qualify as "audit committee financial experts" ("Audit Committee Financial Experts") as defined by applicable SEC's rules. The SEC rules define an Audit Committee Financial Expert as a person who has all of the following attributes:

  Understanding of accounting principles generally accepted in the United States of America, or GAAP, and financial statements.

  Ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves.

  Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

  Understanding of internal control over financial reporting.

  Understanding of audit committee functions.

The Audit Committee is concerned primarily with the integrity of our financial statements, the selection, independence, qualifications and performance of our independent registered public accounting firm, and our compliance with legal requirements. The Audit Committee charter reflects the standards and requirements adopted by the SEC and NASDAQ.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation, as well as evaluating the performance, of our principal executive officer and other executive officers, and advising and assisting management in developing our overall compensation strategy to assure that it promotes shareholder interests, supports our strategic and tactical objectives, and provides for appropriate rewards and incentives for our management and employees. Each member of the Compensation Committee is an "independent director" as defined by the federal securities laws and in Rule 5605(a)(2) of the NASDAQ Rules.

The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of our executive officers and key employees. In exercising its responsibilities, the Compensation Committee establishes and monitors policies governing the compensation of executive officers, reviews the performance of and determines salaries and incentive compensation for executive officers, and approves option or other equity-based awards to those individuals. Additionally, the Compensation Committee administers our stock plans.

The Compensation Committee meets as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving. Neither the Compensation Committee nor the Company engaged or received advice from any compensation consultant during fiscal year 2023. As of the date of this Proxy Statement, the following independent directors are members of the Compensation Committee: Scott A. Klosterman (Chair), Erin S. Enright, Brian M. Larkin and R. Scott Ward.

The charter of the Compensation Committee grants the committee full access to all our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board candidates and nominees for election to the Board. The committee is comprised of the following directors: Erin S. Enright (Chair), David B. Holtz, Brian M. Larkin and Scott A. Klosterman. Each member of this committee is an independent director under applicable NASDAQ Rules.

Nominees to the Board should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Governance Committee encourages selection of directors who will contribute to our corporate governance, including: responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment.

The Nominating and Governance Committee from time to time reviews the appropriate skills and characteristics required of Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential director candidates, the Nominating and Governance Committee considers these factors in light of the specific needs of the Board at that time. The brief biographical information for each nominee set forth in the section under the heading "Business Experience and Qualifications of Nominees" on page 5 above, includes the primary individual experience, qualifications, attributes and skills of each of our directors nominated for election at this Annual Meeting that led the Nominating and Governance Committee to conclude that each nominee should serve as a member of the Board.

Shareholders may recommend a director nominee to the Nominating and Governance Committee. In recommending candidates for election to the Board, the committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. The Nominating and Governance Committee may, but is not required to, engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

To recommend a prospective nominee for the Nominating and Governance Committee's consideration, submit the candidate's name and qualifications to us in writing to the following address: Dynatronics Corporation, Attn: Legal Department, 1200 Trapp Road, Eagan, Minnesota 55121. When submitting candidates for nomination to be elected as directors, shareholders must also follow the notice procedures and provide the information required by our Bylaws. In particular, for the Nominating and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2024 annual meeting of shareholders, the recommendation must be delivered or mailed to and received by us as indicated above between July 26, 2024 and August 25, 2024 (or, if the 2024 annual meeting of shareholders is not held within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting, within 10 calendar days after our public announcement of the date of the 2024 annual meeting of shareholders). The recommendation must include the same information as is specified in our Bylaws for shareholder nominees to be considered at an annual meeting, including the following:

  The shareholder's name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

  The shareholder's reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

  The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

  A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

  Information regarding the nominee that would be required to be included in our proxy statement by the SEC's rules, including the nominee's age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Code of Ethics

We have adopted a Code of Business Ethics that applies to all officers, directors and employees. The Code of Business Ethics is available on the Investors section of our website at https://irdirect.net/DYNT/corporate_governance. If we make any substantive amendments to the Code of Business Ethics or grant any waiver from a provision of our Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Prohibition against Pledging Dynatronics Securities and Hedging Transactions

Consistent with our Insider Trading Policy, we prohibit our executive officers and members of the Board from pledging our common stock or other securities and engaging in hedging or monetization transactions or similar arrangements with respect to our securities that could be used to hedge or offset any decrease in the value of our securities. Our policies also specifically prohibit our executive officers and non-employee directors from engaging in short sales of our stock, or holding our securities in any margin account for investment purposes or otherwise using our securities as collateral for a loan.

Corporate Governance Guidelines

The Board has not adopted formal written corporate governance guidelines. Given the experience and qualifications our directors contribute to the Board's activities, we have implemented a number of practices designed to encourage effective corporate governance. These practices include:

  the requirement that at least a majority of the directors meet standards of independence determined by NASDAQ and the Board;

  holding regular executive sessions of the independent members of the Board;

  holding committee meetings which include individual sessions with representatives of our independent registered public accounting firm, as well as with our Chief Financial Officer and our Chief Executive Officer; and

  completion of "360" performance evaluations of each director by the other members of the Board.

The Board is actively involved in the oversight and management of the material risks that could affect us. The Board carries out its risk oversight and management responsibilities by monitoring risk directly as a full board and, where appropriate, through its committees. Effective risk oversight is a priority of the Board. These duties are accomplished through the effective use of Board committees that function under written charters adopted by the Board.

Board Diversity Matrix

The Company is committed to diversity and inclusion, and believes it is important that the Board is composed of individuals representing the diversity of the communities and customers we serve. The Nominating and Governance Committee seeks director nominees with a diverse range of experience, skills, knowledge and backgrounds. The Board Diversity Matrix set forth below reports self-identified diversity statistics for the current Board as of the date of this proxy statement in the format required by NASDAQ's rules.

Board Diversity Matrix (As of October 10, 2023)
Board Size:
Total Number of Directors	6

Gender:	Female	Male	Non- Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	1	5
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or American Indian	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Demographic Background Undisclosed	-	-	-	-

Audit Committee Report for Fiscal 2023

The following is the report of the Audit Committee with respect to the audited consolidated financial statements for the fiscal year ended June 30, 2023 included in the Company's Annual Report on Form 10-K.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness. Our independent registered public accounting firm, Tanner, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles ("GAAP") and the effectiveness of our internal control over financial reporting. The role and responsibility of the Audit Committee is to monitor and oversee these financial processes on behalf of the Board.

The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants' examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs. The members of the Audit Committee are not our employees and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Audit Committee's oversight role, the Audit Committee necessarily must rely on management's representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that our financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and on the representations of our independent registered public accounting firm included in its reports on our financial statements.

The Audit Committee currently consists of three directors, all of whom qualify as "independent" and meet the financial literacy and other requirements under the current NASDAQ listing standards and SEC rules regarding audit committee membership: David B Holtz, Erin S. Enright, and Scott A. Klosterman.

In this context, the Audit Committee hereby reports as follows:

(1) The Audit Committee has reviewed and discussed our consolidated audited financial statements with our management.

(2) The Audit Committee has discussed with Tanner the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

(3) The Audit Committee has received the written disclosures and the letter from Tanner required by the applicable requirements of the PCAOB regarding Tanner's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Tanner its independence.

(4) Based on the review and discussions referred to above in (1) through (3), the Audit Committee recommended to the Company's Board, and the Board approved, that the consolidated audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2023 for filing with the SEC.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

David B. Holtz, Chair

Erin S. Enright

Scott A. Klosterman

Dated: September 28, 2023

The information contained in the above report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF TANNER LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024

General

At the Annual Meeting, you will be asked to ratify the appointment of Tanner as our independent registered public accounting firm for the fiscal year ending June 30, 2024. Representatives of Tanner are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions. Tanner has served as our independent registered public accounting firm since 2016.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for ratification of our independent registered public accounting firm.  Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast either "FOR" or "AGAINST" the proposal and will therefore have no effect on the outcome of the vote.

Neither our Bylaws nor other governing documents or law requires shareholder ratification of the selection of Tanner as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Tanner to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the shareholders ratify the selection, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and in the best interests of our shareholders.

Independence

Tanner has advised us that it has no direct or indirect financial interest in us or in any of our subsidiaries and that during fiscal year 2023, it had no connection with us or any of our subsidiaries, other than as our independent registered public accounting firm or in connection with certain other services, as described below.

Principal Accountant Fees and Services

During fiscal year 2023, we entered into an engagement agreement with Tanner, which sets forth the terms by which Tanner agreed to perform audit services for us. Those services consisted of the audit of our annual consolidated financial statements and review of the quarterly financial statements.

During fiscal year 2022, Tanner performed services consisting of the audit of our annual consolidated financial statements and review of the quarterly financial statements.

Tanner did not perform any financial information systems design and implementation services for us or our subsidiaries in fiscal years 2023 or 2022.

The following table summarizes the fees paid by us to Tanner during fiscal years 2023 and 2022.

Type of Service and Fee	2023	2022
Audit Fees (1)	$239,100	$190,600
Audit Related Fees (2)	$25,800	$9,560
Tax Fees		-
All Other Fees	$1,791	-
Total Fees	$266,691	$200,160

(1) Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

(2) Audit-related fees primarily included fees related to accounting consultation and attestation services.

Pre-approval Policies and Procedures

The Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee has determined that the rendering of services other than audit services by Tanner is compatible with maintaining the principal accountant's independence.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 RATIFYING THE SELECTION OF TANNER AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING JUNE 30, 2024.

PROPOSAL NO. 3 -APPROVAL OF A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

General

The Board has unanimously adopted a resolution approving, and recommending that our shareholders approve a resolution authorizing our Board to effect a reverse stock split of our outstanding common stock, at any time within one year from the date of shareholder approval, by a ratio of not less than 1-for-5 and not more than 1-for-10 shares (the "Exchange Ratio"), with the specific ratio, timing and terms to be determined by our Board, in its discretion (the "Reverse Stock Split"), pursuant to an amendment (the "Amendment") to our Articles of Incorporation.

If this proposal is approved by the shareholders, the Board will be granted the discretionary authority to select any ratio not less than 1 for 5 and not greater than 1 for 10, should it decide to proceed with the Reverse Stock Split, and will be authorized to file the Amendment and effect the Reverse Stock Split at any time within one year from the date of shareholder approval. The Board's decision whether or not (and when) to file the Amendment and effect the Reverse Stock Split (and at what ratio to effect the Reverse Stock Split) will also be based on a number of factors, as further explained herein.

If the shareholders adopt the resolution and approve the Amendment, we reserve the right not to file the Amendment and effect the Reverse Stock Split if the Board does not deem it to be in the best interests of us and our shareholders. The form of the Amendment is provided in substantially the form attached hereto as Appendix A. The text of the Amendment is subject to modification to include such changes as may be required by the Division of Corporations and Commercial Code of the State of Utah (the "Utah Division") and as the Board deems necessary and advisable to effect the Reverse Stock Split, including the Exchange Ratio.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting by the holders of our Common Stock, voting separately as a voting group, and by a majority of the votes cast on this proposal at the Annual Meeting by the holders of our Common Stock and Voting Convertible Preferred Stock, voting together as a single voting group, is required for the approval of a resolution authorizing the Board to effect the Reverse Stock Split.  Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast either "FOR" or "AGAINST" the proposal and will therefore have no effect on the outcome of the vote.

Reasons for the Reverse Split Proposal

The Board believes that it is in the best interests of the Company and our shareholders to authorize the Board, in its discretion, to effect a reverse stock split of our outstanding common stock for the following reasons:

  The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of our common stock. Our common stock is listed for trading on NASDAQ under the symbol "DYNT". On June 26, 2023, we were notified by NASDAQ (the "Deficiency Notice") that for 30 consecutive business days, the bid price of the common stock had closed below $1.00 per share, in violation of NASDAQ Listing Rule 5550(a)(2) (the "Minimum Bid Price Requirement"). Under NASDAQ Listing Rule 5810(c)(3)(A), if during the 180 calendar day period following the date of the Deficiency Notice (the "Initial Compliance Period"), the closing bid price of our common stock is at or above $1.00 for a minimum of 10 consecutive business days, we will regain compliance with the Minimum Bid Price Requirement and our common stock will continue to be eligible for listing on The Nasdaq Capital Market, absent noncompliance with any other requirement for continued listing. The Deficiency Notice states that if compliance with the Minimum Bid Price Requirement cannot be demonstrated by the end of the Initial Compliance Period, we may be eligible for a second 180-day period to regain compliance (the "Second 180 Day Compliance Period"). To be eligible for the Second 180 Day Compliance Period, (i) we must meet the market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on The Nasdaq Capital Market set forth in Marketplace Rule 5505 (except the bid price requirement), (ii) we must provide NASDAQ with written notice of our intention to cure the deficiency, through a reverse stock split, if necessary, and (iii) NASDAQ must determine that the Company will be able to cure the deficiency.

  If we do not regain compliance with the Minimum Bid Price Requirement by the end of the Initial Compliance Period (or the Second 180 Day Compliance Period as may be extended) our Common Stock will be subject to delisting. At such time, we may appeal NASDAQ's delisting determination. Delisting could have a material adverse effect on our business, liquidity and on the trading of our Common Stock. If our Common Stock were delisted, our Common Stock could be quoted on the OTCQB market or on the "pink sheets" maintained by the OTC Markets Group. However, such alternatives are generally considered to be less efficient markets. Further, delisting from NASDAQ could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees, and could also trigger various defaults under our lending agreements and other outstanding agreements. Delisting could make it more difficult for the Company to attract qualified Board candidates and potential strategic and collaborative partners. Finally, delisting could make it harder for us to raise capital and sell securities as we would no longer be eligible to use Form S-3 short form registration statements for such purposes.

  The Board is asking the shareholders to grant it the authority, at its discretion, to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our common stock proportionately and put us in a position to regain compliance with NASDAQ Listing Rule 5550(a)(2).

  The Board believes that maintaining the listing of our common stock on NASDAQ is in the best interests of us and our shareholders. The Board believes that the delisting of the common stock from NASDAQ would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the common stock, among other things. See "Certain Risk Factors Associated with the Reverse Stock Split" for more information.

  If the common stock is delisted from NASDAQ, it will be subject to SEC rules governing "penny stocks," which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, will further limit the ability of investors to trade in the common stock and may limit the willingness of individual investors and institutions to purchase the common stock.

Board Discretion to Implement the Reverse Stock Split

The Board only intends to implement the Reverse Stock Split to the extent it believes necessary to maintain our listing on NASDAQ for the future. The Board believes that shareholder approval of a range of Exchange Ratios (rather than a single ratio) is in the best interests of our shareholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If shareholders approve this Proposal, the Board would carry out a Reverse Stock Split only upon the Board's determination that a Reverse Stock Split would be in the best interests of our shareholders at that time. The Board would then select the Exchange Ratio it determines to be advisable and in the best interests of the shareholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Exchange Ratio, following receipt of shareholder approval, the Board may consider numerous factors including:

  the historical and projected performance of our common stock;

  general economic and other related conditions prevailing in our industry and in the marketplace;

  the projected impact of the Reverse Stock Split and the Exchange Ratio on trading liquidity in our common stock and our ability to maintain continued listing on The NASDAQ Capital Market;

  our capitalization (including the number of shares of common stock issued and outstanding);

  the then-prevailing trading price and trading volume of our common stock;

  the potential devaluation of our market capitalization as a result of the Reverse Stock Split;

  the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and

  business developments affecting us.

The Board intends to select an Exchange Ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

If the Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon the filing of the Amendment with the Utah Division. (See, "Procedure for Effecting the Reverse Split," below.) The Amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal, but will not have any effect on the number of shares of common stock or preferred stock currently authorized, the ability of the Board to designate preferred stock, the par value of our common or preferred stock, or any series of preferred stock previously authorized (except to the extent such Reverse Stock Split adjusts the conversion ratio of such previously designated preferred stock).

Effect of a Reverse Stock Split

If approved by our shareholders and implemented by the Board, as of the effective time of the Amendment, each issued and outstanding share of our common stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our common stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, the Reverse Stock Split will not affect any shareholder's percentage ownership or proportionate voting power. Fractional shares will not be issued. All fractional shares that would otherwise result from the implementation of the Reverse Stock Split shall be automatically rounded up to the next whole share.

Except to the extent that the Reverse Stock Split would result in any shareholder receiving an additional whole share of common Stock in connection with the rounding of fractional shares or any dilution to other shareholders in connection therewith, as described below, the Reverse Stock Split will not:

  affect any shareholder's percentage ownership interest in us;

  affect any shareholder's proportionate voting power;

  substantially affect the voting rights or other privileges of any shareholder; or

  alter the relative rights of common shareholders, preferred shareholders, warrant holders or holders of equity compensation plan awards and options.

Depending upon the Exchange Ratio selected by the Board, the principal effects of the Reverse Stock Split are:

  the number of shares of common stock issued and outstanding will be reduced by a factor ranging between 5 and 10, notwithstanding any rounding;

  the per share exercise price will be increased by a factor from and including 5 and 10, and the number of shares issuable upon exercise or conversion shall be decreased by the same factor, for all outstanding options, warrants and other convertible or exercisable equity instruments entitling the holders to purchase or acquire shares of our common stock;

  the number of shares authorized and reserved for issuance under our existing equity compensation plans will be reduced proportionately; and

  the conversion rates for holders of our preferred stock and other outstanding securities will be adjusted proportionately.

The bullets below contain approximate information relating to our outstanding common stock, Series A Preferred, and Series B Preferred (all of which Voting Convertible Preferred Stock, prior to the Reverse Stock Split, is convertible into shares of common stock on the basis of one share of common stock for each share of Voting Convertible Preferred Stock), outstanding debentures and warrants held by investors, and our outstanding warrants and options under our stock plans:

Based on our capitalization as of October 10, 2023, the principal effect of the Reverse Stock Split (at a ratio between 1-for-5 and 1-for-10), not taking into account the treatment of fractional shares described above, would be that:

  the number of shares of our authorized common stock would remain unchanged at 100,000,000 shares;

  the number of shares of our common stock issued and outstanding would be reduced from 4,530,837 shares to between approximately 906,168 shares and 453,084 shares;

  the 50,000,000 shares of our authorized preferred stock, 1,992,000 shares of which are designated as Series A Preferred and 1,359,000 shares of which are designated as Series B Preferred, would remain unchanged;

  the number of shares of Series A Preferred issued and outstanding would remain unchanged, although the conversion price of the 1,992,000 outstanding shares of Series A Preferred would increase and the number of shares of common stock issuable upon conversion of such preferred stock would decrease in proportion to the Reverse Stock Split from 398,400 shares to between approximately 79,680 shares and 39,840 shares, subject to future adjustment as provided in the Certificate of Designation of Preferences;

  the number of shares of our Series B Preferred issued and outstanding would remain unchanged, although the conversion price of the 1,359,000 outstanding shares of Series B Preferred would increase and the number of shares of common stock issuable upon conversion of such preferred stock would decrease in proportion to the Reverse Stock Split from 271,800 shares to between approximately 54,360 shares and 27,180 shares, subject to future adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred;

  the number of shares of our common stock issuable upon the exercise of outstanding stock options and restricted stock units would be reduced from 28,000 to between approximately 5,600 shares and 2,800 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the Exchange Ratio);

  the aggregate number of shares of our common stock reserved for issuance in connection with future awards under our 2020 Plan would be reduced from 200,906 to between approximately 40,182 shares and 20,091 shares; and

  the par value of our common stock and preferred stock would remain unchanged at no par value per share, and the per-share net income or loss and net book value of our common stock would be restated because there would be fewer shares of common stock outstanding.

The following table contains approximate information relating to our common stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of October 10, 2023. All share numbers are rounded up to the nearest whole share.

	Pre-Reverse Split	1-for-5	1-for-6	1-for-7	1-for-8	1-for-9	1-for-10
Number of authorized shares of common stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000

Number of outstanding shares of common stock	906,168	755,140	647,263	566,355	566,355	503,427	453,084

Number of authorized shares of preferred stock	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000

Number of shares of common stock issuable upon conversion of outstanding shares of preferred stock	670,200	134,040	111,704	95,753	83,775	74,478	67,020

Number of shares of common stock issuable upon exercise of outstanding stock options and restricted stock units	28,000	5,600	4,667	4,000	3,500	3,112	2,800

Number of shares of common stock reserved for issuance in connection with future awards under the 2020 Plan	200,906	40,182	33,485	28,701	25,114	22,323	20,091

See also "Certain Risks Associated with the Reverse Stock Split" below for additional information regarding the potential impact of the Reverse Stock Split.

If the Reverse Stock Split is implemented, the Amendment will not reduce the number of shares of our common stock or preferred stock authorized under our Articles of Incorporation, as amended, the right of the Board to designate preferred stock, the par value of our common stock or preferred stock, or otherwise affect our designated series of preferred stock, except to affect the conversion prices thereof.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements thereof. We presently do not have any intent to seek any change in our status as a reporting company under the Exchange Act either before or after the Reverse Stock Split.

Additionally, as of the date of this Proxy Statement, we do not have any current plans, agreements, or understandings with respect to the additional authorized shares that will become available for issuance after the Reverse Stock Split has been implemented.

Anti-Takeover and Dilutive Effects

The total number of authorized shares of our common stock and preferred stock will not be changed as a result of the Reverse Stock Split. The common stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split is not being recommended in response to any specific effort to obtain control of us, nor does the Board have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt.

Except for our obligation to issue common stock upon the exercise of outstanding options and warrants or the conversion of our outstanding shares of preferred stock, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the Reverse Stock Split at this time, and we have not allocated any specific portion of the authorized number of shares to any particular purpose.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal No. 3, shareholders should consider the following risks associated with effecting a Reverse Stock Split:

A reverse stock split may negatively impact the market for our common stock. Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, we cannot assure you that a Reverse Stock Split, if effected, will increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of our common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

NASDAQ may delist our common stock from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions. Even if our shareholders approve a Reverse Stock Split and the Reverse Stock Split is effected, we cannot assure you that we will continue to meet the Minimum Bid Price Requirement. We have been monitoring the closing bid price of our common stock through the 180 Day Compliance Period. We may request an extension of 180 days to regain compliance with the Minimum Bid Price Requirement under the NASDAQ Listing Rules, however there can be no assurance that we will be granted an extension to regain compliance.

If our common stock is delisted, our common stock would likely then trade only in the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a "penny stock," which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for us; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In addition to the foregoing, if our common stock is delisted from NASDAQ and it trades on the over-the-counter market, the application of the "penny stock" rules could adversely affect the market price of our common stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a "penny stock" as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our common stock is delisted from NASDAQ and it trades on the over-the-counter market at a price of less than $5.00 per share, our common stock would be considered a penny stock. The SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

You may end up holding an "odd lot" or less than 100 shares of common stock as a result of the Reverse Stock Split, making it more difficult for you to sell your shares. A Reverse Stock Split may result in some shareholders owning "odd lots" of less than 100 shares of common stock on a post-split basis. A purchase or sale of less than 100 shares of common stock (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers, and generally may be more difficult than a "round lot" sale. Therefore, those shareholders who own less than 100 shares of common stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of common stock.

The market price of our common stock may not rise after the Reverse Stock Split. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum shareholders' equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Reverse Stock Split may decrease the liquidity of our common stock. The liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of common stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain shareholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

The number of authorized but unissued shares will not change, while the number of issued shares decreases, effectively increasing the number of shares of common stock available for future issuance and potential dilution to existing shareholders. Our Articles of Incorporation presently authorize 100,000,000 shares of common stock and 50,000,000 shares of blank check preferred stock, no par value per share. The Reverse Stock Split would not change the number of authorized shares of the common stock, although the Reverse Stock Split would decrease the number of issued and outstanding shares of common stock. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares of common stock remaining available for issuance by us in the future would increase.

Such additional shares of common stock would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares of common stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of common stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of common stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further shareholder approval, subject to applicable shareholder vote requirements under Utah law and NASDAQ rules. If we issue additional shares of common stock for any of these purposes, the aggregate ownership interest of our current shareholders, and the interest of each such existing shareholder, would be diluted, possibly substantially.

The additional shares of our common stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our shareholders or in which our shareholders might otherwise receive a premium for their shares of common stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of common stock to issued shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of us.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares of common stock in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares of common stock are entitled to fractional shares of common stock as a result of the Reverse Stock Split, we will issue an additional share to all holders of fractional shares of common stock.

No Dissenters' Rights

Under Utah law, our shareholders would not be entitled to dissenters' rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our shareholders with any such rights.

U.S. Federal Income Tax Considerations

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the shareholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split shares of common stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our shareholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of common stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of common stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock.

A United States holder, as used herein, is a shareholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares of common stock as described above, no gain or loss should be recognized by a shareholder upon such shareholder's exchange of pre-Reverse Stock Split shares of common stock for post-Reverse Stock Split shares of common stock pursuant to the Reverse Stock Split, and the aggregate adjusted basis of the post-Reverse Stock Split shares of common stock received will be the same as the aggregate adjusted basis of the common stock exchanged for such new shares. The shareholder's holding period for the post-Reverse Stock Split shares of common stock will include the period during which the shareholder held the pre-Reverse Stock Split shares of common stock surrendered.

Accounting Consequences

Following the Effective Date of the Reverse Stock Split (as defined below under "Procedure for Effecting the Reverse Stock Split"), if any, the net income or loss and net book value per share of common stock will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Procedure for Effecting the Reverse Stock Split

When and if the Board decides to implement the Reverse Stock Split, we will promptly file the Amendment with the Utah Division. The Reverse Stock Split will become effective on the date of filing the Amendment, which is referred to as the "Effective Date." Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

After the Effective Date, our common stock will have a new CUSIP number, which is a number used to identify our securities, and any stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our common stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into common stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Colonial Stock Transfer Company, Inc., will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, shareholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of common stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, set forth in the surrendered certificates representing the shares of common stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such shareholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of common stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of common stock, based on the Exchange Ratio.

Any shareholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of common stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat shareholders holding our common stock in "street name", through a bank, broker or other nominee, in the same manner as registered shareholders whose shares of common stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in "street name". However, such banks, brokers and other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If you hold your shares in "street name" with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, the shareholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

Our registered shareholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

  If you hold registered shares of common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of common stock in registered book-entry form.

  If you are entitled to post-Reverse Stock Split shares of common stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of common stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock, preferred stock, warrants, or equity awards granted to them under our equity incentive plans.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 3.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement:

Name	Age	Position
John A. Krier(1)	46	Interim Chief Financial Officer
Brian Baker(2)	57	President, Chief Executive Officer, and Director

(1) Mr. Krier resigned as our President effective May 17, 2023 and as Chief Executive Officer effective October 1, 2023 and was engaged to provide services as our Interim Chief Financial Officer effective October 1, 2023.

(2) Mr. Baker resigned as our Chief Operating Officer effective October 1, 2023 and was appointed as our President effective May 18, 2023 and Chief Executive Officer effective October 1, 2023.

John A. Krier. Mr. Krier currently serves as our acting Principal Financial Officer, a position he has held since July 2022.  He also served as our President from July 2020 until May 2023 and Chief Executive Officer from July 2020 until his resignation effective October 1, 2023.  Prior to his appointment as Chief Executive Officer, he served as our Chief Financial Officer from March 2020 until July 2020.  Prior to joining us, Mr. Krier was Vice President of Marketing and Commercial Operations at Breg, Inc., a significant customer of ours, where his work included executive leadership for Breg's bracing product and technology marketing teams, including integrated applications with healthcare systems, service solutions with third-party payer reimbursement, and customer experience. Mr. Krier received a B.S. degree in Business Administration from the University of South Dakota. He is a Certified Public Accountant (inactive), and a member of the American Institute of Certified Public Accountants and Minnesota Society of Public Accountants.

Brian D. Baker. Mr. Baker is a nominee for director at the Annual Meeting. His personal information is detailed above on page 5 of this Proxy Statement.

Our Compensation Objectives

The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee reviews the charter annually to ensure that its scope is consistent with the Compensation Committee's expected role and meets regulatory requirements. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our executive compensation program. The charter gives the Compensation Committee the sole responsibility for determining the compensation of the Chief Executive Officer based on the Committee's evaluation of his performance. The charter also authorizes the committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Decisions regarding other executives are made by the Compensation Committee considering recommendations from the Chief Executive Officer and with input from other executive officers and management. Decisions by the Compensation Committee with respect to compensation of the Chief Executive Officer are ratified by the non-executive members of the Board.

The compensation of our executive officers includes base salary and equity components. The ultimate goal of our compensation philosophy is to create long-term shareholder value by rewarding performance that furthers our strategic goals and growth. At the same time, the Compensation Committee seeks to maintain an executive compensation program that is competitive with comparably-sized organizations within our industry.

We do not target a specific pay mix; however, each Named Executive Officer has a significant percentage of their bonus determined by performance goals established by the Compensation Committee. Each executive's compensation opportunity is designed to provide pay below targeted pay levels if annual and/or long-term performance goals are not achieved. The compensation program is designed to provide pay at or above targeted pay levels if performance meets or exceeds goals. The Company provides a competitive base salary and benefits with limited equity awards. There is not an expectation of future equity awards for our executives, beyond the Chief Executive Officer.

The following table summarizes information concerning the compensation paid to our Named Executive Officers for the last two fiscal years (columns (g) and (h) have been intentionally omitted):

2023 Summary Compensation Table

The following table shows information regarding the compensation of our Named Executive Officers for services performed in the fiscal years ended June 30, 2023 and 2022.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option awards ($) (f)	All other compensation ($) (i) (1)	Total
John A. Krier	2023	$275,577	$46,383	$46,383	$-	$18,480	$386,823
Chief Financial Officer(3)	2022	$274,481	$56,250	$56,250	$-	$26,338	$413,319
Brian D. Baker	2023	$248,582	$11,290	$9,284	$-	$13,123	$282,279
President and Chief Executive Officer (2)	2022	$90,644	$-	$-	$-	$144,179	$234,824
Norman Roegner III	2023	$23,077	$-	$-	$-	$-	$23,077
Chief Financial Officer (4)	2022	$239,690	$19,354	$19,354	$-	$27,093	$305,491

__________________

(1) Except as otherwise set forth below, "All other compensation" includes employer contributions to the 401K, medical, dental, and life insurance benefits.

(2) Mr. Baker has been our President since May 2023, Chief Executive Officer since October 1, 2023 and was our Chief Operating Officer through October 1, 2023. Mr. Baker was also a non-employee member of our Board from October 2020 through January 2022. During the year ended June 30, 2022, "All other compensation" includes $15,500 for director fees paid in cash, $11,000 for director fees paid in stock awards, and $108,933 for consulting fees.

(3) Mr. Krier is our acting Principal Financial Officer and was our President through May 2023 and our Chief Executive Officer through October 1, 2023.

(4) Mr. Roegner was our Chief Financial Officer through July 2022.

Outstanding Equity Awards at June 30, 2023

The following table presents information regarding outstanding equity awards held by each of the Named Executive Officers as of June 30, 2023.

	Option awards	Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
John A. Krier	6,750	3,250	$4.64 to 5.60	3/22/2027 to 7/6/2027	14,359	10,769
Brian D. Baker	18,000	-	$6.95 to 13.50	2/26/2026 to 8/25/2027	4,374	3,280
Norman Roegner III	-	-	-	-	-	-

Employment

John A. Krier. On July 7, 2020, we entered into an employment agreement with John Krier as our President and Chief Executive Officer. Pursuant to the agreement, we paid Mr. Krier an annual base salary of $250,000 per year and he was eligible for an annual bonus targeted at a maximum payout of $75,000, and an annual equity award of restricted stock units, or RSUs, up to a maximum value of $75,000, which amount was to be determined by the Compensation Committee of the Board, based on results of operations and Mr. Krier's performance against goals established by the Compensation Committee. On the date of his appointment, Mr. Krier received a grant of 50,000 RSUs under the 2018 Plan, vesting in four equal annual installments commencing on the first anniversary of the grant date. Upon vesting, Mr. Krier was to receive a number of shares of common stock equal to the number of RSUs that have vested. Also, upon his appointment date, the Company granted Mr. Krier a stock option under the 2018 Plan for the purchase of 15,000 shares of common stock, vesting over a four-year period with one-fourth of the shares vesting annually on the anniversary of the grant date. The exercise price of the stock option is the market price of the common stock on the date of grant. We also entered into an indemnification agreement with Mr. Krier on the same terms as the agreements entered into with our other directors and executive officers.

Mr. Krier's employment agreement was mutually terminated by the Company and Mr. Krier in connection with his resignation as Chief Executive Officer and as a director, effective October 1, 2023.  Notwithstanding such termination, Mr. Krier remains subject to a non-solicitation, non-competition and confidentiality agreement with post-termination restrictive covenants.

As referenced above, effective October 1, 2023, the Company accepted Mr. Krier's resignation as Chief Executive Officer and member of its Board of Directors and in connection with Mr. Krier's appointment as the Company's Interim Chief Financial Officer, the Company entered into a Consulting Agreement with JKrier LLC, pursuant to which Mr. Krier will provide such services to the Company, which also became effective October 1, 2023 (the "Consulting Agreement"). Pursuant to the Consulting Agreement, the Company will pay to Mr. Krier consulting fees in the amount of $2,500 per week. Mr. Krier will not be eligible to participate in any employee benefits programs offered by the Company, but will receive reimbursement of reasonable and necessary out-of-pocket expenses. The Consulting Agreement will terminate on December 31, 2023, unless earlier terminated in accordance with its terms.

Brian D. Baker. On October 1, 2023, the Company and Mr. Baker entered into an Employment Agreement effective as of October 1, 2023 (the "Employment Agreement").  Pursuant to the Employment Agreement, the Company will pay Mr. Baker an annual base salary of $212,000 per year and he will be eligible for an annual equity award of restricted stock units, or RSUs, valued at $75,000, with such grants vesting fifty percent (50%) on the date of grant and fifty percent (50%) on the first anniversary of the date of grant, subject to applicable terms and conditions determined by the Compensation Committee of the Board (the "Compensation Committee"). Additionally, at the next regularly scheduled meeting of the Compensation Committee following Mr. Baker's appointment date, the Compensation Committee will consider a grant (the "Initial Awards") to Mr. Baker of (i) 50,000 RSUs, which, upon vesting, will entitle Mr. Baker will to a number of shares of common stock equal to the number of RSUs that have vested, and (ii) a stock option for the purchase of 15,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant.  If granted, such Initial Awards will vest in four equal annual installments commencing on the first anniversary of the grant date.  All equity grants awarded to Mr. Baker in accordance with the terms of the Employment Agreement will be subject to the terms and conditions of the Company's applicable equity incentive plans.

Any incentive-based or other compensation paid to Mr. Baker under the Employment Agreement or any other agreement or arrangement with the Company will be subject to deductions and clawbacks to the extent required to be made under applicable laws and/or stock exchange listing requirements (whether currently in existence or later adopted) or any policy established by the Company pursuant to such laws or listing requirements.

Under the Employment Agreement, Mr. Baker is eligible to participate in the employee benefit plans and programs generally available to the Company’s senior executives and entitled to the fringe benefits and perquisites they may be made available from time to time to other top executives of the Company at the discretion of the Compensation Committee, in accordance with and subject to the terms and conditions of such plans and programs.

Mr. Baker is also subject to a non-solicitation, non-competition and confidentiality agreement with post-termination restrictive covenants. The Company has also entered into an indemnification agreement with Mr. Baker on the same terms as it has with its other directors and executive officers.

Payments upon Termination

Mr. Baker's Employment Agreement continues until terminated by the Company or by Mr. Baker in accordance with its terms. If the Company terminates Mr. Baker's employment during the first 12 months without cause as defined under the Employment Agreement, the Company must pay Mr. Baker an amount equal to ninety (90) days' base salary. In addition, in such event and to the extent applicable, one-half of the Initial Awards granted to him at the as contemplated above will automatically vest, subject to his execution of a release of all claims against the Company.

Norman Roegner III. On July 6, 2022, the Company announced that the Company and Norman Roegner mutually determined that Mr. Roegner's services as Chief Financial Officer (Principal Financial Officer) of the Company would be terminated, effective July 22, 2022. In connection with Mr. Roegner's termination, the Company and Mr. Roegner entered into a Separation and Release Agreement (the "Roegner Separation Agreement"). The Roegner Separation Agreement provided that Mr. Roegner received separation pay equal to eight (8) weeks of his annual base salary. In addition, the Roegner Separation Agreement provides for the accelerated vesting of 15,180 shares of Restricted Stock Units, the vesting of which occurred on July 22, 2022. The Roegner Separation Agreement included a general release of claims and waivers customary in such agreements.

Retirement Benefits

We do not provide pension arrangements or post-retirement health coverage for executive officers or employees. Our executive officers and other eligible employees may participate in one of our 401(k) defined contribution plans depending on the location of their employment. In fiscal year 2023, we maintained two separate 401(k) plans for our employees: (1) the Dynatronics Corporation Plan (the "Dynatronics Plan") covers its Bird & Cronin, LLC and Dynatronics Corporation employees; and (2) the Hausmann Enterprises, LLC Plan (the "Hausmann Plan") covers employees at our New Jersey location.

Dynatronics Plan. Under the Dynatronics Plan, employees who are 21 years of age or older are eligible to participate on the first day of the month following their hire date. Eligible employees may contribute to the Dynatronics Plan in the form of salary deferrals of up to $22,500, the maximum allowable for calendar year 2023. Eligible employees who are over 50 years old may contribute an additional $7,500 in catchup contributions during calendar year 2023. We match employee contributions at 50% of the first 6% of employee compensation, up to a maximum of $3,000 per employee per year. Participants in the Dynatronics Plan are fully vested in their salary deferral contributions, and employer matching contributions vest 25% after year one, 25% each year thereafter (100% vested after four years).

Hausmann Plan. Under the Hausmann Plan, employees who are 21 years of age or older are eligible to participate on the first day of the month following their hire date. Eligible employees may contribute to the Hausmann Plan in the form of salary deferrals of up to $22,500, the maximum allowable for calendar year 2023. Eligible employees who are over 50 years old may contribute an additional $7,500 in catchup contributions during calendar year 2023. We match employee contributions at 50% of the first 6% of employee compensation, up to a maximum of $3,000 per employee per year. Participants in the Hausmann Plan are fully vested in their salary deferral contributions, and employer matching contributions vest 25% after year one, 25% each year thereafter (100% vested after four years).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our voting securities as of October 10, 2023, for:

  each shareholder known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  each of our directors;

  each of our Named Executive Officers; and

  all of our directors and executive officers as a group.

Applicable ownership is based on 4,530,837 shares of common stock outstanding at October 10, 2023. In computing the percentage of shares of common stock beneficially owned, we deemed to be outstanding all shares of common stock subject to options, warrants or other equity awards and all shares of our Series A Preferred, and Series B Preferred held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or convertible within 60 days.

Under SEC rules, "Named Executive Officers" or "NEO" include (i) all persons who served as principal executive officer during the last completed fiscal year, regardless of compensation level; (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of the end of the last completed fiscal year; and (iii) up to two additional individuals who would have been deemed to be Named Executive Officers except that they were not serving as officers at the end of the fiscal year. Pursuant to these rules, we have identified as our Named Executive Officers for purposes of this Proxy Statement the following: (1) Mr. Krier, who was our Chief Executive Officer during fiscal 2023 and is currently our Chief Financial Officer; (2) Mr. Baker, who was our Chief Operating Officer during fiscal 2023 and is our current President and Chief Executive Officer; and (3) Mr. Roegner, who was our Chief Financial Officer at the end of fiscal 2022. Unless otherwise indicated in the notes below the table, the address of each beneficial owner listed in the table below is c/o Dynatronics Corporation, 1200 Trapp Road, Eagan, Minnesota 55121.

Beneficial Ownership Table

Name/Address of Beneficial Owner(1)	Title of Class	No. of Shares of each Class Beneficially Owned	Percent of Class Beneficially Owned	Total No. of Shares Beneficially Owned	Percent of Total Voting Power
Greater than 5% Shareholders:
Stuart M. Essig (2)	Common	628,490	13.9%	856,490	18.9%
	Series A	880,000	44.2%
	Series B	260,000	19.1%
Stuart M. Essig 2007 Family Trust (3)	Common	107,299	2.4%	153,059	3.4%
	Series A	188,800	9.5%
	Series B	40,000	2.9%
Provco Ventures I, LP (4)	Common	396,792	8.8%	533,592	11.8%
	Series A	484,000	24.3%
	Series B	200,000	14.7%
Armistice Capital, LLC(5)	Common	199,401	4.4%	299,401	6.6%
	Series B	500,000	36.8%

Directors and Named Executive Officers:
Brian D. Baker (CEO/ President/Director) (6)	Common	53,797	1.2%	90,997	2.0%
	Series A	96,000	4.8%
John A. Krier (CFO) (7)	Common	31,469	*	41,469	*
Erin S. Enright (Director)(8)	Common	25,124	*	178,183	3.9%
	Series A	188,800	9.5%
	Series B	40,000	2.9%
David B. Holtz (Director) (9)	Common	24,968	*	24,968	*
Scott A. Klosterman (Director) (10)	Common	24,968	*	24,968	*
Brian M. Larkin (Director) (10)	Common	62,257	1.4%	75,857	1.7%
	Series A	48,000	2.4%
	Series B	20,000	1.5%
R. Scott Ward (Director) (11)	Common	21,416	*	21,416	*
Norman Roegner III (Former CFO)(12)	Common	*	*	*	*
All executive officers and directors as a group (8 persons)	Common	243,999	5.4%	457,858	10.1%
	Series A	332,800	16.7%
	Series B	60,000	4.4%

(1) The table assumes 4,530,837 shares of common stock issued and outstanding as of October 10, 2023. The amount in the "Percent of Total Voting Power" column includes the impact of any applicable Voting Cutback as to the indicated beneficial owner. Subject to the Voting Cutback, the Series A Preferred and the Series B Preferred vote on an as-converted basis one vote per share with the common stock. For purposes of the table, we determined the number of shares of each class as beneficially owned by each person under Rule 13d-3(d)(1) of the Exchange Act. Under this rule, shares of voting stock not outstanding that are subject to issuance pursuant to options, warrants, rights or conversion privileges exercisable by a person within 60 days of the date indicated are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the number or percentage beneficially owned by any other person listed in the table. Except where otherwise noted, we believe that each individual or entity named has sole investment and voting power with respect to the shares beneficially owned by such person, subject to community property laws, where applicable. Beneficial ownership representing less than one percent of the outstanding shares of a class is denoted with an asterisk (*). If an individual or person disclaims beneficial ownership, that is noted in the notes below the table.

(2) Mr. Essig is an observer to our Board and the husband of Erin Enright, a Preferred Director and the Chairman of our Board. Mr. Essig has sole voting and dispositive power over the shares of stock indicated. He has no voting or dispositive power over securities that are beneficially owned of record by The Stuart M. Essig 2007 Family Trust ("Essig Trust," see, Note (3), below) or by Ms. Enright (see, Note (8), below). The address for this beneficial owner is 512 West MLK Jr. Blvd #320, Austin, Texas 78701.

(3) Mr. Essig is the settlor/grantor of the Essig Trust. His wife, Ms. Enright, is Trustee of the Essig Trust. Ms. Enright and the Essig Trust have shared voting and dispositive power over the shares of stock owned of record by the Essig Trust. The address for this beneficial owner is 512 West MLK Jr. Blvd #320, Austin, Texas 78701.

(4) The address of this beneficial owner is 795 E. Lancaster Ave. Suite 200, Villanova, PA 19085. The general partner of this shareholder is Provco, LLC. The sole member of Provco, LLC is Gerald N. Holtz.

(5) The address for this beneficial owner is c/o Steven Boyd, 510 Madison Ave, 22nd Floor, New York, New York 10022. With respect to information relating to Armistice Capital, LLC, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 14, 2023. Per the Schedule 13G/A, Armistice Capital, LLC held shared voting power over 199,401 shares and shared dispositive power over 199,401 shares.

(6) Amount of common stock beneficially owned includes (a) 18,000 exercisable options, and (b) 53,797 shares of common stock owned of record.

(7) Amount of common stock beneficially owned includes (a) 10,000 exercisable options and (b) 31,469 shares of common stock owned of record.

(8) The amount of common stock beneficially owned includes: (a) 25,124 shares of common stock owned of record and (b) 107,299 shares of common stock beneficially owned by the Essig Trust (see, Note (3), above). Ms. Enright has no voting and dispositive power over the shares beneficially owned by her husband; she has shared voting and dispositive power as Trustee over the shares beneficially owned by the Essig Trust.

(9) Mr. Holtz is an executive officer of Provco, LLC, the general partner of Provco Ventures I LP. He does not have sole voting or dispositive power of shares beneficially owned by Provco.

(10) All amounts indicated are shares of common stock owned of record by Mr. Klosterman.

(11) All amounts indicated are shares of common stock owned of record by Dr. Ward.

(12) All amounts indicated are shares of common stock owned of record by Mr. Roegner.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Grants

As of June 30, 2023, options to purchase a total of 28,000 registered shares of our common stock were outstanding at a weighted average exercise price of $7.79 per share, of which options to purchase 22,500 shares of our common stock were vested and exercisable at a weighted average exercise price of $8.26 per share and options to purchase 5,750 shares were unvested and not exercisable at a weighted average exercise price of $1.19 per share. These options were issued under Dynatronics 2018 Equity Incentive Award Plan (the "2018 Plan"). At June 30, 2023, an additional 198,406 shares remained available for future equity grants under our 2020 Plan, and no shares remained available for future equity grants under our 2018 Plan.

The following table summarizes awards outstanding under the 2018 Plan and the 2020 Plan as of June 30, 2023. The following information does not reflect issuances or exercises under the 2018 Plan or the 2020 Plan subsequent to June 30, 2023.1

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2020 Plan	20,371	$0.75	178,305
2018 Plan	28,000	$7.79	-
Total	48,371		178,305

Description of the 2018 Plan

Our Board unanimously approved the 2018 Plan on September 10, 2018, and the 2018 Plan was approved by our shareholders at our 2018 annual meeting of shareholders on December 3, 2018. The Board also determined to keep the 2018 Plan in effect upon adoption of the 2020 Plan, and to grant awards under the 2018 Plan until the remaining shares available for awards and issuance under the 2018 Plan have been exhausted. The 2018 Plan reserved for issuance pursuant to awards under the 2018 Plan, 600,000 shares of common stock, plus the number of shares of common stock reserved and available for issuance under our prior plan (the 2015 Plan) as of the date of shareholder approval of the 2018 Plan. For purposes of this limitation, the shares of stock underlying any awards that are forfeited, are canceled, expire or are terminated (other than by exercise) under (i) the 2018 Plan or (ii) from and after shareholder approval of the 2018 Plan, the shares remaining available under our 2015 Equity Incentive Award Plan (the "2015 Plan") were added to the shares of stock available for issuance under the 2018 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding were not be available for future issuance under the 2018 Plan.

As of June 30, 2023, no shares remain authorized for issuance under the 2018 Plan and awards covering 28,000 shares of common stock remain outstanding as of June 30, 2023 and remain operative under the terms of the respective grants.

Description of the 2020 Plan

The maximum number of shares of stock reserved and available for issuance under the 2020 Plan is 1,000,000 shares of common stock (without giving effect to any subsequent adjustments resulting from stock splits or other transactions), plus the number of shares of common stock underlying any award granted under our 2018 Plan that are forfeited, are canceled, expire or are terminated (other than by exercise). Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding shall not be available for future issuance under the 2020 Plan.

___________________________

1 NTD: Table to be updated.

The 2020 Plan provides for the grant of various types of awards, including, for example: (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) deferred stock awards; and (vi) other stock-based and cash-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the 2020 Plan.

As of June 30, 2023, 198,406 shares remain authorized for issuance under the 2020 Plan and no awards remain outstanding as of June 30, 2023.

Certain Relationships and Related Transactions

We have adopted a policy that any transactions with directors, executive officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested members of our Board. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of our Board or a committee thereof that approves such transactions. If there are no disinterested directors, we shall obtain a majority vote of the shareholders approving the transaction.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

Shareholders may submit proposals on matters appropriate for shareholder action at meetings of our shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2024 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than June 26, 2024. Such proposals should be delivered to Dynatronics Corporation, 1200 Trapp Road, Eagan, Minnesota 55121, Attention: Legal Department, telephone (801) 568-7000.

Our Board has determined that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Corporate Secretary not less than 60 nor more than 90 calendar days prior to the anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of shareholders (as specified in the proxy materials for the immediately preceding annual meeting of shareholders). To be timely for the 2024 annual meeting of shareholders, a shareholder's notice must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices between July 26, 2024 and August 25, 2024. However, in the event that the 2024 annual meeting of shareholders is called for a date that is not within 30 calendar days of the anniversary of the date that the 2024 annual meeting of shareholders was called, to be timely, notice by the shareholder must be received by us not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the 2024 annual meeting of shareholders is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as provided above. A shareholder's notice to our Corporate Secretary must set forth the information required by the Bylaws with respect to each matter the shareholder proposes to bring before the Annual Meeting.

In addition, the proxy solicited by the Board for the 2024 annual meeting of shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to August 25, 2024, and (ii) any proposal made in accordance with the Bylaw provisions, if the 2024 Proxy Statement briefly describes the matter and how management's proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Dynatronics shareholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request householding of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Brian Baker

Brian Baker

President and Chief Executive Officer

October 24, 2023

A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, is available without charge upon written request to: Attn: Corporate Secretary, Dynatronics Corporation, 1200 Trapp Road, Eagan, Minnesota 55121.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed "soliciting material" or "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

Appendix A to Proxy Statement

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

DYNATRONICS CORPORATION

Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended (the "Act"), the undersigned, Dynatronics Corporation (the "Corporation") hereby declares and certifies the following Articles of Amendment ("Articles of Amendment") to its Amended and Restated Articles of Incorporation (as previously amended, "Articles of Incorporation").

1. The name of the Corporation is Dynatronics Corporation.

2. The text of the amendment to the Articles of Incorporation adopted is as follows:

Following the final paragraph of ARTICLE III of the Articles of Incorporation, the following text is inserted (the "Amendment"):

"Upon the filing of these Articles of Amendment to the Articles of Incorporation, each share of Common Stock of the Corporation issued and outstanding immediately prior to the filing of these Articles of Amendment, without further action, will be automatically split and converted into one-[__________] ([_____]) of one (1) share of fully paid and nonassessable shares of Common Stock of the Corporation (the "Reverse Stock Split"). No fractional shares shall be issued upon the Reverse Stock Split; rather, each fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole number. Each outstanding stock certificate of the Corporation, which prior to the filing of these Articles of Amendment represented one or more shares of Common Stock, shall immediately after such filing represent that number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock represented on such certificates divided by (ii) [__________] ([_____]) (such adjusted shares, the "Reclassified Shares"), with any resulting fractional shares rounded up to the nearest whole share as set forth above. Any options, warrants, conversion, or other purchase or conversion rights, which prior to the filing of these Articles of Amendment represented the right to acquire one or more shares of the Corporation's Common Stock, shall immediately after such filing represent the right to acquire one-[__________] ([_____]) of one (1) share of the Corporation's Common Stock for each share of the Corporation's Common Stock that such option, warrant, conversion or other purchase or conversion right previously represented the right to acquire. The exercise or conversion price of such options, warrants or conversion rights shall be adjusted by multiplying the existing exercise or conversion price by [__________] ([___]).

The number of authorized shares of Common Stock of the Corporation and the par value of such shares will not be affected by these Articles of Amendment.

The Corporation shall, upon the request of each record holder of a certificate representing shares of Common Stock issued and outstanding immediately prior to the filing of these Articles of Amendment to the Articles of Incorporation, issue and deliver to such holder in exchange for such certificate a new certificate or certificates representing the Reclassified Shares."

3. The general form of the Articles of Amendment was adopted as of [__________, 20___] by Written Action of the Board of Directors of the Corporation, and was finalized by the Board of Directors [at a meeting of the Board held on __________, 20___,] and in accordance with the requirements of the Act and the Bylaws of the Corporation. The Board of Directors unanimously recommended approval of the Amendment by the shareholders of the Corporation.

4. The Amendment was authorized and approved pursuant to sections 16-10a-1003 and 1004 of the Act by: (i) a majority of the votes cast at the meeting by the holders of shares of Common Stock voting separately as a voting group and entitled to vote at [the Annual Meeting of the shareholders of the Corporation held on __________, 20___,] (the "Annual Meeting"), and (ii) a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a voting group and entitled to vote at the Annual Meeting:

(a) The number of voting shares held by the holders of the issued and outstanding shares of Common Stock, voting separately as a voting group and entitled to vote on the foregoing Amendment, was [__________], of which [__________] (or approximately [_____]%) of such voting shares were represented in person or by proxy at the Annual Meeting, constituting a quorum of such voting shares.  Such voting shares present at the Annual Meeting in person or by proxy with respect to the Amendment and voting separately as a voting group were voted as set forth in the table below.

(b) The number of voting shares held by the holders of the issued and outstanding shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single voting group and entitled to vote on the foregoing Amendment, was [__________], of which [__________] (or approximately [_____]%) of such voting shares were represented in person or by proxy at the Annual Meeting, constituting a quorum of such voting shares.  Such voting shares present at the Annual Meeting in person or by proxy with respect to the Amendment and voting together as a single voting group were voted as set forth in the table below.

DESIGNATION OF STOCK	NO. OF VOTING SHARES REPRESENTED AT THE ANNUAL MEETING AND ENTITLED TO VOTE	VOTES CAST IN FAVOR OF AMENDMENT	VOTES CAST AGAINST AMENDMENT	VOTES ABSTAINING
common stock voting separately as a voting group	[__________]	[__________]	[__________]	[__________]
common stock, Series A Preferred, and Series B Preferred voting together as a voting group	[__________]	[__________]	[__________]	[__________]

(c) Such votes cast were sufficient for approval of the Amendment and the filing of these Articles of Amendment.

IN WITNESS WHEREOF, these Articles of Amendment are executed as of [__________], 20[___].

Dynatronics Corporation,
a Utah corporation

By:
Name: Brian Baker
Title: President and Chief Executive Officer